UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 28, 2004
Date of report (date of earliest event reported)

STELLENT, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-19817	41-1652566

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7777 Golden Triangle Drive, Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)

Telephone Number: (952) 903-2000
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

     On May 28, 2004, Stellent, Inc. (“Stellent”) issued a press release announcing that it had completed its merger with Optika Inc. (“Optika”) and that Stellent and Optika had combined operations. Under the Agreement and Plan of Merger dated January 11, 2004 among Stellent, its wholly owned subsidiary, STEL Sub, Inc. (“STEL Sub”), and Optika, Optika merged with and into STEL Sub. Under the terms of the merger agreement, as a result of the merger:

•	Each outstanding share of Optika common stock converted into the right to receive 0.44 of a share of Stellent common stock.

•	All outstanding shares of Optika preferred stock converted into the right to receive a total of $10 million in cash.

•	Each outstanding option to acquire shares of Optika common stock was assumed by Stellent and converted into the right to acquire shares of Stellent common stock.

     Based on the number of shares of Optika common stock outstanding on May 28, 2004, Stellent has issued approximately 4.2 million shares of its common stock to former Optika stockholders, representing approximately 16% of the outstanding shares of Stellent common stock after the merger.

     Stellent and Optika mailed a definitive joint proxy statement/prospectus dated April 28, 2004 to Stellent and Optika shareholders on April 30, 2004. The joint proxy statement/prospectus provides certain information set forth under the heading “The Merger” about the merger, Stellent, Optika and STEL Sub, including, but not limited to, the nature of Optika’s business, the principles used in determining the conversion ratio and the amount of consideration paid to the holders of Optika’s stock, the nature of any interests of Stellent’s and Optika’s officers and directors in the merger, and Stellent’s intended use of the assets acquired in the merger, which information is incorporated by reference into this Current Report on Form 8-K.

     In accordance with the terms of the merger agreement, on May 28, 2004, Mark K. Ruport, who previously served as the Chairman, President and Chief Executive Officer of Optika, was named Executive Vice President of Operations of Stellent, effective as of the effective time of the merger. In addition, Alan B. Menkes, a former director of Optika, was elected to the Board of Directors of Stellent.

     Additional information regarding the merger is included in the merger agreement and Stellent’s press release dated May 28, 2004 announcing the completion of the merger with Optika, which are attached as exhibits to this Current Report on Form 8-K and incorporated by reference.

Item 7. Financial Statements and Exhibits

     (a) Financial statements of business acquired

The financial statements of the business acquired have not been filed on this initial report on Form 8-K. Instead they will be filed by amendment no later than August 7, 2004.

     (b) Pro forma financial information

The pro forma financial information has not been filed on this initial report on Form 8-K. Instead, the pro forma financial information will be filed by amendment no later than August 7, 2004.

     (c) Exhibits

2	Agreement and Plan of Merger, dated as of January 11, 2004, by and among Stellent, Inc., STEL Sub, Inc. and Optika Inc. (incorporated by reference to Annex A of the joint proxy statement/prospectus dated April 28, 2004, which was first mailed to Stellent and Optika shareholders on April 30, 2004 and is part of Stellent’s Registration Statement on Form S-4 (File No.

333-112543) that was declared effective on April 28, 2004). Stellent hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

20	The section titled “The Merger” of our joint proxy statement/prospectus dated April 28, 2004 (incorporated by reference to our joint proxy statement/prospectus dated April 28, 2004, which was first mailed to Stellent and Optika shareholders on April 30, 2004 and is part of our Registration Statement on Form S-4 (File No. 333-112543) that was declared effective on April 28, 2004).

99.1	Stellent, Inc. press release dated May 28, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: June 14, 2004

STELLENT, INC.
By	/s/ Gregg A. Waldon
Gregg A. Waldon
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
(Principal financial and accounting officer and duly authorized signatory on behalf of the registrant)

INDEX TO EXHIBITS

Exhibit No.		Method of Filing
2	Agreement and Plan of Merger, dated as of January 11, 2004, by and among Stellent, Inc., STEL Sub, Inc. and Optika Inc.	Incorporated by reference to Annex A of the joint proxy statement/prospectus dated April 28, 2004, which was first mailed to Stellent and Optika shareholders on April 30, 2004 and is part of Stellent’s Registration Statement on Form S-4 (File No. 333-112543) that was declared effective on April 28, 2004. Stellent hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request

20	The section titled “The Merger” of our joint proxy statement/prospectus dated April 28, 2004.	Incorporated by reference to the joint proxy statement/prospectus dated April 28, 2004, which was first mailed to Stellent and Optika shareholders on April 30, 2004 and is part of Stellent Registration Statement on Form S-4 (File No. 333-112543) that was declared effective on April 28, 2004.

99.1	Stellent, Inc. press release dated May 28, 2004.	Filed Electronically